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Exhibit (l)

October 5, 2018
Bain Capital Specialty Finance, Inc.
200 Clarendon Street, 37th Floor
Boston, MA 02116

    Re:    Registration Statement on Form N-2

Ladies and Gentlemen:

        We have acted as counsel to Bain Capital Specialty Finance, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of a registration statement on Form N-2 (Registration No. 333-[            ]), filed as of the date hereof, as it may be amended from time to time, (the "Registration Statement) with the U.S. Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the proposed issuance of the Company's common stock, par value $0.001 per share ("Shares"), including Shares that may be sold pursuant to the option granted to the underwriters, to be sold to the underwriters pursuant to an underwriting agreement substantially in the form filed as Exhibit (h) to the Registration Statement (the "Underwriting Agreement"). This opinion letter is being furnished to the Company in accordance with the requirements of Item 25 of Form N-2 under the Investment Company Act of 1940, as amended, and no opinion is expressed herein as to any matter other than as to the legality of the Shares.

        In rendering the opinion expressed below, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below, including the following documents:

  (i)
  the Registration Statement;

  (ii)
  the Underwriting Agreement;

  (iii)
  the Amended and Restated Certificate of Incorporation of the Company;

  (iv)
  the Bylaws of the Company;

  (v)
  a certificate of good standing with respect to the Company issued by the Secretary of State of the State of Delaware as of a recent date; and

  (vi)
  resolutions of the board of directors of the Company relating to, among other things, the authorization and issuance of the Shares.

October 5, 2018 Page 2

        As to the facts upon which this opinion is based, we have relied, to the extent we deem proper, upon certificates of public officials and certificates and written statements of agents, officers, directors and representatives of the Company.

        In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents submitted to us as copies. In addition, we have assumed (i) the legal capacity of all natural persons and (ii) the legal power and authority of all persons signing on behalf of the parties to such documents (other than the Company).

        On the basis of the foregoing and subject to the assumptions and qualifications set forth in this letter, we are of the opinion that when (i) the Underwriting Agreement has been duly executed and delivered by the parties thereto and (ii) the Shares are (a) issued and delivered against receipt by the Company of payment therefor at a price per Share not less than the net asset value per share of the Shares as contemplated by the Registration Statement and the prospectus contained therein and in accordance with the terms of the Underwriting Agreement and (b), if applicable, countersigned by the transfer agent, the Shares will be validly issued, fully paid and nonassessable.

        The opinion expressed herein is limited to the General Corporation Law of the State of Delaware. We are members of the bar of the State of New York.

        We assume no obligation to advise you of any changes in the foregoing subsequent to the date of this opinion letter.

        We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus which forms a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Dechert LLP

Dechert LLP

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  Exhibit (l)